Exhibit 99.1

Dr. Michael Dent Finances $1 Million to Drive HealthLynked’s Healthcare Transformation

Naples, FL – June 5, 2024 – HealthLynked Corp (OTCQB: HLYK), a leader in personalized healthcare and patient-centric services, proudly announces a $1 million financing by its CEO, Dr. Michael Dent. This financing underscores Dr. Dent’s unwavering belief in the company’s mission and his commitment to protecting shareholder interests as HealthLynked continues to gain traction in the market.

Dr. Michael Dent, a visionary in the healthcare industry, has led HealthLynked in developing an extensive array of services designed to enhance the patient experience and improve healthcare outcomes. These services include online scheduling for doctors nationwide, personal medical record storage, telemedicine, nurse chat, a rewards points program, an e-commerce platform for over 15,000 name-brand medical supplies, co-management of family members’ healthcare, and concierge patient support.

The financing is expected to provide HealthLynked with additional capital to further expand its offerings and accelerate its growth, ensuring that more patients and healthcare providers can benefit from the innovative solutions the company provides.

“Providing Funding to HealthLynked is a testament to my belief in the transformative power of our services and our mission to create a more efficient healthcare system for the benefit of everyone,” said Dr. Michael Dent, CEO of HealthLynked. “The current healthcare system is fragmented and inefficient, often leaving patients frustrated and underserved. At HealthLynked, we are pioneering a new era of healthcare that prioritizes seamless connectivity, personalized care, and data-driven insights. This financing is not just about financial growth; it’s about leading the way to a more efficient healthcare system of the future, protecting our shareholders’ interests, and assisting our continued success in revolutionizing the healthcare industry.”

Dave Rosal, CFO of HealthLynked, expressed his enthusiasm about the financing, stating, “Dr. Dent’s commitment to HealthLynked through this substantial financing highlights the strength of our business model and the confidence in our strategic direction. This funding will allow us to enhance our service offerings and reach more patients and healthcare providers, ultimately driving shareholder value and solidifying our position in the market.”

HealthLynked continues to innovate and expand its reach, providing essential healthcare solutions that cater to the needs of both patients and healthcare providers. With this new financing, we believe that the company is poised for even greater success and impact in the healthcare sector.

About HealthLynked

HealthLynked Corp. is dedicated to improving global community health. Our mission unfolds in two pivotal goals: First, to transform healthcare into a system marked by enhanced efficiency and improved care for all, leveraging cutting-edge technology and connectivity. Second, to forge a patient-centric network that not only places patients at the heart of their healthcare journey but also mobilizes their participation to accelerate medical discoveries and the development of cures for diseases that impact humanity. This pioneering model empowers individuals with unparalleled access to and control over their medical information, fostering a collaborative environment where every patient contribution can spearhead breakthroughs in health and wellness. Through these concerted efforts, we aim to secure a healthier future for generations to come.

At the heart of our endeavors is the HealthLynked Network, a sophisticated, cloud-based platform designed to facilitate the seamless exchange of medical information among patients and healthcare providers. By centralizing and securing medical data — including medications, allergies, past surgeries, and personal health records — our members are empowered to take an active role in managing their healthcare with unparalleled ease and efficiency.

HealthLynked is a beacon for healthcare providers, offering an ecosystem that enhances patient care through improved communication and access to critical health information. Our network fosters an environment where providers can gain valuable insights into practice operations, enhancing patient compliance and optimizing scheduling. Providers are encouraged to join our network by claiming their profiles, thereby accessing HealthLynked’s suite of marketing tools designed to foster meaningful engagements with patients.

A cornerstone of our philosophy is the ethical management of healthcare data. HealthLynked does not sell any healthcare data, ensuring the privacy and security of our members’ information at all times.

We invite you to join us in this journey towards a healthier future. Download the HealthLynked app today, available on both Android and Apple devices, and take the first step in taking control of your healthcare.

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For more about HealthLynked Corp., please visit www.healthlynked.com. Stay connected with HealthLynked on Twitter, Facebook, Instagram, and LinkedIn.

Forward-Looking Statements & Risk Factors

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Our actual results, including as a result of any acquisitions, performance, or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by our management, and us are inherently uncertain. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Certain risks and uncertainties applicable to our operations and us are described in the “Risk Factors” section of our most recent Annual Report on Form 10-K and in other filings we have made with the U.S. Securities and Exchange Commission. These reports are publicly available at www.sec.gov.

For further information, please contact:

Investor Relations:

Michael Paisan, Director of Investor Relations
Email: ir@healthlynked.com

Phone: 1-800-928-7144, ext 123

Website: www.healthlynked.com